STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made and entered into as of August 20, 2004, by and between Island Tribe Inc., a Nevada Corporation, hereinafter sometimes referred to as "the Company" or "Island Tribe", Domingo Clemente, hereinafter referred to as "Clemente", an individual and CEO of Island Tribe; and the Island Tribe shareholders listed in Schedule A attached hereto and incorporated herein by reference, are hereinafter referred to as the "Sellers", and

     Bluetorch  Inc,  a  Nevada  corporation  (the  "Purchaser").
                                                      ---------
                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Sellers own an aggregate of 16,224,990 shares of the common stock of Island Tribe, Inc., a Nevada corporation (the "Company"), of which
                                                             -------
8,274,747 shares constitute 51% of the issued and outstanding shares of the Company's capital stock; and

WHEREAS, the Sellers wish to sell to the Purchaser 51% of such common shares (the "Shares") of the Company pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser and the Sellers hereby agree as follows:

ARTICLE  I.
                           PURCHASE AND SALE OF STOCK
     Section 1.01     Purchase and Sale of the Shares.  Subject to the terms and
                      -------------------------------
conditions hereof, on the Closing Date (as defined below) the Sellers agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Sellers, the Shares:

     (a) In exchange for 8,247,747 shares of the Company's Common Stock, par value $0.001 per share (the "Shares"), which Common Stock shall be delivered by the Sellers pro rata, in proportion to the Seller's current ownership of Company common stock, Purchaser shall deliver to Sellers an aggregate of $372,000 worth of Purchaser's restricted common stock. The exact number of shares shall be determined by dividing $372,000 by the average closing bid price of such shares during the 20 day period, ending 10 days after the Closing Date. The stock certificates evidencing the Shares shall be accompanied by a stock power executed in blank by each of the Sellers, or by the Sellers' attorney-in-fact. From and after the Closing Date, no additional shares of the Company's common stock will be authorized to be issued or issued without the prior written consent of all of the members of the Company's Board of Directors.

(b) In addition, as part of the purchase price of the Shares, Purchaser shall pay to Clemente, on a semi-annual basis each February 15 and August 15 a percentage of the Company's net sales (as hereinafter defined) pursuant to the following schedule. Payments made each February will cover the preceding months of July through December; payments made each August will cover the preceding months of January through June. The first payment will commence February 15, 2005 and will continue through February 2007.

2004 & 2005     -     8%  of  net  sales  over  and  above  $372,000
2006 & 2007     -     6% of net sales over and above $372,000
2008 & 2009     -     4% of net sales over and above $372,000
2010 thru 2013  -     3%  of  net sales over and above $372,000
2014 thru 2016  -     2%  of  net  sales  over  and  above  $372,000

As used herein, the term "Net Sales" mean the total gross invoice amount of products manufactured by or for the Company and sold or otherwise disposed ("Gross Sales") after deducting credits for returns and allowances, trade discounts, and volume rebates, and any freight charges stated separately and included in the invoice. No deduction shall be allowed for costs incurred in the manufacture, sale, advertisement (including cooperative and promotional allowances) or distribution of products, nor shall any deductions be allowed for uncollectible accounts or cash discounts.

As part of the purchase price, the payment of the percentage of net sales outlined here in 1.01(b) shall be paid regardless of the employment status of Clemente with the Company or any other Purchaser portfolio company.

     (c) Both the Company and the Purchaser agree that the Purchaser's primary objective is to help the Company launch and grow the wholesale side of the Company's business. To that end, the Company agrees that to a large degree that their "direct to consumer" operation which has the Company selling direct to consumers at various events is self-funding. The Purchaser agrees to provide the working capital, management expertise and all operational functions such as credit/collections, legal/accounting, distribution/warehousing, customer service/order entry, etc., to grow the wholesale side of the Company's business. The Purchaser also agrees to fund any shortfall that the Sellers have in paying for the salary of Clemente should the "direct to consumer" operations not fully cover such salaries or other miscellaneous items. The amount of working capital to be provided for each year to be agreed upon in conjunction with the annual forecasting (both revenue and expenses) process by the Purchaser and the Company to be done in the third quarter of the previous year. Actual working capital needs will be adjusted throughout the year as necessary based on actual results.

     (d) In consideration for 1.01 (c), the Sellers further agree that on the one year anniversary of the Closing Date and each anniversary date of the Closing Date through 2008, Sellers shall deliver to Purchaser shares of the Company, equal to 6% of the Company's common stock (such number to be determined in accordance with the formula set forth above in Section 1.01(a), for no further consideration whatsoever.

     (e) On the Closing Date, the Purchaser and Clemente shall enter into an exclusive license agreement ("License Agreement") in the form of Schedule A-2 attached hereto with respect to the intellectual property listed on Exhibit I to the License Agreement. So long as Purchaser is not in default under Section 1.01(a), 1.01(b) or 1.01(c) hereof, or this Agreement has otherwise been terminated, on December 31, 2009, title to the intellectual property described in Exhibit I to the License Agreement shall be transferred to Purchaser, free and clear of all liens and encumbrances whatsoever. If Purchaser is in default with respect to payments due Clemente for the periods beginning January 1, 2010 through December 31, 2016, the title to such intellectual property shall revert to Clemente if any such default is not cured within 30 days of the due date.

(f) Clemente agrees to serve as the President & Creative Director of the Company at an annual initial salary of $70,000. Clemente will be appointed an officer of Purchaser by Purchaser's Board of Directors and may only be terminated for cause. Clemente will participate in all benefits offered to employees of Purchaser and its subsidiaries, including but not limited to medical and similar plans, and stock option plan(s) approved by Purchaser's stockholders.

     Section  1.02     Closing  Date.  The consummation of the purchase and sale
                       -------------
of the Shares hereunder (the "Closing") shall be held at Purchaser's offices located at 12607 Hidden Creek Way, Suite S, Cerritos, California at 10:00 AM (Local Time) on August 20, 2004, or at such other time and place as the Sellers and the Purchaser may mutually agree (the "Closing Date"). The parties hereto agree that the effective date for the consummation of the transactions described herein will be August 20, 2004.

ARTICLE  II.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Section  2.01     Representations  of  Each  of  the  Sellers.  Each of the
                       -------------------------------------------
Sellers represent and warrant to the Purchaser that the following is true and correct as of the date hereof and shall be true and correct as of the Closing Date. The representations and warranties of the Sellers set forth in this
Section 2.01 are several obligations, meaning that the particular Seller making the representation and warranty will be solely responsible therefore to the extent provided in Section 6.02 hereof for loss, etc. the Purchaser may suffer as a result of any breach thereof:

     (a)     Existence.  The Company is a corporation duly organized and validly
             ---------
existing  under  the  laws  of  Nevada.

     (b)     Authorization;  No  Violation.  The  execution,  delivery  and
             -----------------------------
performance by each Seller of this Agreement are within such Seller's powers, have been duly authorized by all necessary action, and do not contravene in any material respect any Requirement of Law or Contractual Obligation of Sellers.
As used herein, "Requirement of Law" shall mean, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, if applicable, and any law, treaty, rule or regulation, or determination of an arbitrator or any court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. As used herein, "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound. As used herein, "Person" shall mean an individual or any corporation, association, partnership, joint venture, estate, trust or other legal entity, including any Governmental Authority. As used herein, "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     (c)     Government  and  Other  Consents.  No  authorization or approval or
             --------------------------------
other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made, and no consent of any third party is required to be obtained by, each Seller for the due execution, delivery and performance by each Seller of this Agreement.

     (d)     Enforceable Obligations.  This Agreement has been duly executed and
             -----------------------
delivered on behalf of each Seller and constitutes the legal, valid and binding obligation of each of the Sellers enforceable against each Seller in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     (e)     No Litigation.  No claim, action, suit, investigation or proceeding
             -------------
of or before any arbitrator or Governmental Authority is pending or, to the knowledge of each Seller, threatened by or against each Seller with respect to the Company, this Agreement or any of the transactions contemplated hereby. To the best of Sellers' knowledge, no judgment, order, writ, injunction, decree or award issued by any Governmental Authority is applicable to any Seller which affects any of the Shares, the Company, this Agreement or any of the transactions contemplated hereby.

     (f)     Ownership  of  the  Shares.  Each Seller is the owner of record and
             --------------------------
beneficially  of  the number of issued and outstanding shares listed in Schedule
A. All of the Shares are free and clear of any liens, claims and encumbrances (collectively, "Encumbrances"). Each Seller has the right to transfer title to the Shares to the Purchaser. There are no commitments, agreements or rights relating to the purchase, sale or other disposition of the Shares or any interest therein (including, without limitation, any subscription agreement, preemptive right or right of first refusal). None of the Shares are subject to any voting trust, voting agreement, or other similar agreement or understanding with respect to the voting or control thereof, nor is any proxy in existence with respect to any of the Shares. Upon the sale of the Shares to the Purchaser pursuant to this Agreement, the Purchaser will own the Shares free and clear of all Encumbrances.

     (g)     Disclosure.  No  representation or warranty made by Sellers in this
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Agreement  and  in  any  schedule  or  exhibit  hereto, to the best knowledge of
Sellers, contains any untrue statement of material fact or omits any material fact in order to make the statements made and information contained therein as of the date hereof not misleading.

     (h)     Brokers,  Finders.  None  of  the  Sellers  have  any  liability or
             -----------------
obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Purchaser could become liable or obligated.

     Section  2.02     Representations  of  Clemente  as  to  the  Company.  The
                       ---------------------------------------------------
Company and Clemente represent and warrant to the Purchaser that the following is true and correct with respect to the Company as of the date hereof and shall be true and correct as of the Closing Date.

(a) Organization, Standing and Qualification  of  the  Company.
----------------------------------------------------------------

The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada and the Company has all necessary corporate power and authority to engage in the business in which it is presently engaged. The Company has not qualified to do business as a foreign corporation in any state. The Company has delivered to the Purchaser true, correct and complete copies of the certificate of incorporation and bylaws of the Company, and all amendments thereto.

     (b)     Capital  Structure of the Company.  The authorized capital stock of
             ---------------------------------
the Company consists of 75,000,000 shares of $0.001 par value common stock, of which 16,224,994 shares are issued and outstanding. No other class or series of capital stock of the Company is or has been authorized, nor has the Company authorized or issued, nor does it have outstanding, any other securities (including, without limitation, options, warrants, conversion privileges or other rights, contingent or otherwise, to purchase any capital stock or other securities of the Company). All of the Shares are duly authorized, validly issued, fully paid and non-assessable. All of the Shares were issued in compliance with all applicable Requirements of Law (including securities laws) and in compliance with the certificate of incorporation and bylaws of the Company. There are no outstanding subscriptions for any securities to be issued by the Company.

     (c)     No  Violation  of  Statute  or  Breach  of  Contract.  To  the best
             ----------------------------------------------------
knowledge of the Clemente, the Company is not in default under, or in violation of, (a) any material applicable Requirement of Law, or (b) any material Contractual Obligation. The Company has not received notice that any Person claims that the Company has committed such a default or violation.

     (d) Government and Other Consents. No consent, authorization, license, -------------------------------- permit, registration or approval of, or exemption or other action by, any Governmental Authority is required to be obtained or made, and no consent of any third party is required to be obtained by the Company in connection with the execution and delivery of this Agreement or with the consummation of the transactions contemplated hereby.

     (e)     Effect  of Agreement.  The execution and delivery of this Agreement
             --------------------
by the Company, Clemente, performance of the obligations of the Sellers hereunder and consummation of the transactions contemplated hereby will not (i) result in a breach or violation of any Requirement of Law applicable to the Company; (ii) result in the breach of, or be in conflict with, any term, covenant, condition or provision of, any Contractual Obligation of the Company; or (iii) result in the creation or imposition of any Encumbrance upon any assets of the Company.

     (f)     Financial Statements.  Purchaser acknowledges that the Company only
             --------------------
initiated corporate operations in 2004 and prior to that time operated as a sole proprietorship. As such the Company and Clemente shall provide bank statements, tax returns and supporting worksheets for the years 2001, 2002, and 2003 and year to date financials for 2004 including balance sheets and income statements of the Company (collectively, the "Financial Statements"). The Company and Clemente represent that the Financial Statements are true, complete and, accurate and fairly present the assets and liabilities of the Company as of the dates and for the periods therein specified.

     (g)     Assets  and  Business. The Company owns all of the assets listed on
             ---------------------
Schedule  B-1.

     (h)     Absence  of  Undisclosed  Liabilities.  Except  as  included in the
             -------------------------------------
Financial Statements and except for liabilities which arise after the date of the Financial Statements in the ordinary course of business, to the best of Sellers' knowledge, the Company will not have any debt, liability, or obligation as of the Closing Date of any nature, accrued, absolute or contingent, due or to become due, liquidated or unliquidated (each, "Undisclosed Liability"), except the debt listed on Schedule B-2. All such debt shall remain the obligation of the Company.

     (i)     Tax Returns and Payments.  Since the Company has operated as a sole
             ------------------------
proprietorship prior to 2004, Island Tribe, Inc. has filed no prior year tax returns. To that extent Clemente represents and warrants that there are no prior year outstanding tax liabilities and that all income tax returns, federal, state, local, foreign and other, including, without limitation, all federal income tax returns and reports required to be filed by and/or on behalf of the sole proprietorship in respect of any income taxes (including without limitation all foreign, federal, state, county and local income taxes) have been filed, and paid if applicable. There are no deficiency assessments against the Company with respect to any foreign, federal, state, local or other taxes. There are no outstanding agreements or waivers extending the period of limitation applicable for assessment or collection for any federal, state, local or foreign tax, or for the filing of any tax return, in respect of the Company.

     (j)     Contracts.  Attached  hereto as Schedule C is a list of all written
             ---------
agreements and contracts to which the Company is a party or by which it is bound (the "Contracts"). Neither, the Company nor Clemente have any reason to believe the Contracts are not valid, legally binding and enforceable in accordance with their terms and are in full force and effect. Copies of the Contracts have been delivered to the Purchaser.

     (k)     Litigation.  Except  as  set forth on Schedule D, no claim, action,
             ----------
suit, or other proceeding against the Company is pending or, to the knowledge of Sellers, is threatened before or by any court, administrative or regulatory body, or other Governmental Authority. The Sellers know of no investigation of the Company by any administrative agency of any federal, state or local government. No judgment, order, writ, injunction, decree or award issued by any Governmental Authority is applicable to the Company.

     (l)     Accounts, Powers of Attorney.  There are no persons holding a power
             ----------------------------
of attorney on behalf of the Company or otherwise holding the right to act as an agent on behalf of the Company. Schedule E lists the names and addresses of each bank or other financial institution in which on the date hereof the Company has an account, deposit or safe-deposit box, including the number of each such account, deposit and safe-deposit box.

     (m)     Insurance.  Except  as  set  forth  in  Schedule  F,  there  are no
             ---------
insurance policies maintained by or on behalf of the Company in effect on the Closing Date.

     (n)     No  Subsidiaries  or  Joint  Ventures.  The  Company  does not own,
             -------------------------------------
directly or indirectly, beneficially or of record, or have any obligation to acquire, any stock of, or other equity or ownership interest in, any Person. The Company is not a party to or involved in any joint venture.

     (o)     Accounts  Receivable.  Schedule G shall be completed by the Company
             --------------------
on the Closing date to include a complete and accurate list of all accounts receivable of the Company as of the Closing Date.

     (p)     Minute  Books.  All  stock books, stock ledgers and minute books of
             -------------
the  Company  have  been  made  available  to  Purchaser  for  review.

     (q)  Employees.  The  Company  has  no employees and except as set forth on
         ----------
Schedule H, no employee benefit plans or pension plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") or any incentive, bonus, stock option, stock appreciation or parachute program or any other type of employee compensation arrangement or program. Neither the Company nor any employee benefit or pension plan previously maintained by the Company has any unsatisfied liability or obligation to any former employee of the Company or in connection with any employee benefit or pension plan or any incentive, bonus, stock option, stock appreciation or parachute program.

     (r)     Toxic  Wastes;  Employee  Safety,  etc.
             --------------------------------------

(i) Definitions. For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

     a)     "Hazardous  Substances" shall mean any chemical, compound, material,
             ---------------------
mixture, living organism or substance that is now or hereafter defined or listed in, or otherwise classified or regulated in any way pursuant to, any Environmental Laws as a "hazardous waste," "hazardous substance," "hazardous material," "extremely hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties, including without limitation, ignitability, corrosivity, reactivity, carcinogenicity or toxicity, such materials to include without limitation, oil, waste oil, petroleum waste petroleum, polychlorinated biphenyls (PCBs), asbestos, radon, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).

     b)     "Environmental  Laws" shall mean applicable federal, state, or local
             -------------------
laws, including without limitation, common law, statutes, rules, regulations, codes or ordinances, requirements under licenses, permits, franchises, approvals or contracts, orders, demands, decrees, judgments, directives, injunctions and requirements of any other governmental authority, relating to the protection of health, safety or the environment.

(ii) Neither, Clemente nor the Company is in actual or alleged violation of any Environmental Laws, arising from the Company's ownership, operation or use of any property prior to the Closing Date, or arising from their ownership, operation or use of any of their other current or former assets or businesses.

(iii) To Clemente's or the Company's knowledge, no property currently or formerly owned, operated or used by the Company or any property to which the Company may have transported, treated or disposed or arranged for the transport, treatment or disposal of Hazardous Substances is listed as a site on the National Priorities List (as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended) or comparable federal, state or local list of sites of environmental concern. In addition, to Clemente's or the Company's knowledge, none of such sites are or have been the subject of any remediation, removal, cleanup, investigation, response action, claim, judgment or enforcement action regarding any actual or alleged presence of Hazardous Substances.

(iv) To Clemente or the Company's knowledge, the Company has not received any written notice or report of any releases of Hazardous Substances on, under, from or into any property formerly owned, operated or used by the Company during the time of its ownership, operation or use or, to the knowledge of Clemente or the Company, prior to the Company's ownership, operation or use.

(v) To the best of Clemente's and the Company's knowledge, there are no civil, criminal or administrative actions, suits, demands, claims, hearings, proceedings or notices pending or, threatened against the Company under any Environmental Laws, including without limitation, those related to any allegations of economic loss, personal injury, illness or damage to real or personal property or the environment. To Clemente's or the Company's knowledge, there are no facts or circumstances which are reasonably likely to give rise to such a claim.

(vi) The Company is not a party or a successor in interest to any contract or agreement, including without limitation, any purchase agreements, leases, indemnities or guaranties, pursuant to which the Company has assumed or agreed to be responsible for any current or contingent liabilities with respect to any Hazardous Substances or any matters under Environmental Laws.

     (s)     Permits,  Licenses,  Etc.   No  franchise,  license,  permit,
             ------------------------
certificate, authorization, right or other approval issued or granted by any Governmental Authority to or for the benefit of the Company is in existence or effect, except for the Company's incorporation in Nevada.

     (t)     Officers;  Directors.   Schedule  I contains a complete and correct
             --------------------
list  of  all  of  the  officers  and  directors  of  the  Company.

ARTICLE  III.

                 REPRESENTATIONS ANS WARRANTIES OF THE PURCHASER

     Section 3.01 The Purchaser hereby represents and warrants to the Sellers as follows:

     (a)       Existence.  The  Purchaser  is  a  corporation duly organized and
               ---------
validly  existing  under  the  laws  of  the  State  of  Nevada.

     (b)     Authorization;  No  Violation.  The  execution,  delivery  and
             -----------------------------
performance by the Purchaser of this Agreement are within the Purchaser's corporate powers and have been duly authorized by all necessary action, and do not contravene in any material respect any Requirement of Law or Contractual Obligation of the Purchaser.

     (c)     Government  Authorization.  No  authorization  or approval or other
             -------------------------
action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by the Purchaser for the due execution, delivery and performance by the Purchaser of this Agreement.

     (d)     Enforceable  Obligations.  This  Agreement  when  executed has been
             ------------------------
duly executed and delivered on behalf of the Purchaser and constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     (e)     No  Litigation.  No  claim,  action,  suit,  investigation or other
             --------------
proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Purchaser, threatened by or against the Purchaser with respect to this Agreement or any of the transactions contemplated hereby.

     (f)     Brokers, Finders.  The Purchaser has not retained any person to act
             ----------------
on its behalf as a broker or finder in connection with the purchase of the Shares.

     (g)     Qualifications.  All  actions  and  steps  necessary  to  assure
             --------------
compliance with applicable federal and state securities laws shall have been duly obtained and shall be effective on and as of the Closing, except for such filings as are required or permitted by state or federal securities laws subsequent to the Closing. These filings include all required filings under the Sarbanes Oxley Act.

                                   ARTICLE IV

                              CONDITIONS TO CLOSING

     Section  4.01     Conditions to Purchaser's Obligations.  The obligation of
                       -------------------------------------
the Purchaser to purchase the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

     (a)     Representations and Warranties Correct; Performance of Obligations.
             ------------------------------------------------------------------
The representations and warranties made by the Company, Clemente or the Sellers in Article II hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

     (b)     Qualifications.  All  actions  and  steps  necessary  to  assure
             --------------
compliance with applicable federal and state securities laws shall have been duly obtained and shall be effective on and as of the Closing, except for such filings as are required or permitted by state or federal securities laws subsequent to the Closing.

     (c)     Dividends.  The  Company  shall  not  have  declared  or  paid  any
             ---------
dividend or otherwise changed its capitalization between the date hereof and the Closing Date.

     Section  4.02     Conditions  to  Obligations of the Sellers.  The Sellers'
                       ------------------------------------------
obligation to sell the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

     (a)     Representations and Warranties Correct; Performance of Obligations.
             ------------------------------------------------------------------
The representations and warranties of the Purchaser in Article III hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, and the Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed by it on or prior to the Closing Date.

     (b)     Incumbency  Certificate  of  the Purchaser.  The Sellers shall have
             ------------------------------------------
received a certificate of the Secretary of the Purchaser in its capacity as Secretary of the Purchaser, certifying the names and signatures of officers of the Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder on behalf of the Purchaser.

                                    ARTICLE V

                               CLOSING DELIVERIES

     Section  5.01     Sellers'  Deliveries.  At the Closing, in addition to any
                       --------------------
other documents or agreements required under this Agreement, the Sellers shall deliver or cause to be delivered to the Purchaser the following:

     (a) Stock certificates evidencing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in a form reasonably satisfactory to the Purchaser.

     (b) Copies of all consents and approvals obtained, and all registrations, qualifications, declarations, filings and notices made, by the Company pursuant to Section 4.01(b) hereof.

     (c) All records, documents and files of the Company including, without limitation, all minute books, stock records and internal accounting records.

     (d) Such other documents, assignments, instruments of conveyance and certificates as reasonably may be required by the Purchaser to consummate this Agreement and the transactions contemplated hereby, including but not limited to the License Agreement. Resignations of all of the Company's Directors, which shall be undated.

     Section  5.02     Purchaser's  Deliveries.  At  the Closing, in addition to
                       -----------------------
any other documents or agreements required under this Agreement, the Purchaser shall deliver to the Sellers the purchase price described in Section 1.01(a) hereof, together with such other documents as reasonably may be required by the Sellers to consummate this Agreement.

                                   ARTICLE VI

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     Section  6.01     Survival  of  Representations.  The  parties  agree that,
                       -----------------------------
notwithstanding any right or ability of the Purchaser fully to investigate the affairs of the Company, any knowledge of facts determinable by the Purchaser pursuant to such investigations or right of or ability to investigate, the Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of the Company, Clemente and the Sellers as contained in this Agreement and on the accuracy of any schedule, exhibit, document or certificate annexed hereto. All representations and warranties of the parties contained herein shall survive the Closing until the expiration of the time periods set forth in Section 6.04.

     Section  6.02     Indemnification  byClemente, the Sellers and the Company.
                       --------------------------------------------------------

     (a) Clemente, the Sellers and the Company will indemnify and hold harmless the Purchaser against and in respect of claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including reasonable attorney's fees that the Purchaser incurs which arise, or relate to any breach of or failure to perform any of their individual representations, warranties, covenants or agreements set forth in this Agreement. The Sellers' individual liability under this paragraph, however, will not exceed the aggregate value of Purchaser's stock received from Purchaser by Seller as determined by the formula contained in Section 1.01(a) on the date of closing.

     Section  6.03     Indemnification  by  the  Purchaser.  The Purchaser shall
                       -----------------------------------
indemnify and hold Sellers harmless from any loss, damage, liability or expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses) in connection with any action, suit or proceeding brought against Sellers, either jointly or severally, incurred or suffered by Sellers and arising out of or resulting from (i) any breach of any representation, warranty, or covenant made by the Purchaser hereunder, or (ii) any lawsuit or other proceeding or claim brought by a third party after the Closing against one or more of the Sellers with respect to any acts or omissions of the Purchaser or the Company after the Closing.

     Section  6.04     Time Periods.  The indemnification obligations under this
                       ------------
Article VI shall continue for the periods specified below and shall terminate with the expiration of such respective periods:

     (a) as to representations and warranties set forth in Section 2.01(f) (the Company's financial statements), such representations and warranties shall survive the Closing indefinitely;

     (b) as to representations and warranties set forth in Section 2.02(i) (tax returns and payments), until the lapse of the statute of limitations applicable to the matters described therein;

     (c) as to all other representations and warranties and breaches of any other covenant or undertaking, for two (2) years after the Closing Date.

Any claim or demand against any Sellers or the Purchaser of which notice has been given pursuant to Section 6.06 at or prior to the expiration of the related period shall continue to be subject to indemnification hereunder notwithstanding the expiration of such period.

     Section 6.05     Notice Claim.  Purchaser, on the one hand, and each of the
                      ------------
Sellers, the Company, and Clemente, on the other hand, shall promptly notify the other of any claim, suit or demand of which the notifying party has actual knowledge which entitles it to indemnification under this Article VI, provided, however, that the delay or failure of any party required to provide such notification shall not affect the liability of the indemnifying party hereunder except to the extent the indemnifying party is harmed by such delay or failure.

     Section  6.06     Defense.  If  the  liability  or  claim  for  which
                       -------
indemnification under this Article VI is sought is asserted by a third party, the indemnifying party shall have, at its election, the right to defend any such matter at its sole cost and expense through counsel chosen by it and reasonably acceptable to the indemnified party (provided that the indemnifying party shall have no such right if it is contesting its liability under this Article VI). If the indemnifying party so undertakes to defend, the indemnifying party shall promptly notify the indemnified party hereto of its intention to do so. The indemnifying party shall not, without the indemnified party's written consent, settle or compromise any claim or consent to an entry of judgment which does not include as an unconditional term thereof a release of the indemnified party.

     Section 6.07     Cooperation and Conflicts.  Each party agrees in all cases
                      -------------------------
to cooperate with the indemnifying party and its counsel in the defense of any such liabilities or claims. The indemnifying party and the indemnified party or parties may be represented by the same counsel unless such representation would be inappropriate due to conflicts of interest between them. In addition, the indemnified party or parties shall at all times be entitled to monitor and participate in such defense through the appointment of counsel of its or their own choosing, at its or their own cost and expense.

                                   ARTICLE VII

                               DISPUTE RESOLUTION

     Section  7.01     Mediation/Arbitration.
                       ---------------------
(a) If a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation administered in Orange County, California before resorting to Arbitration. Thereafter, any remaining unresolved controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by binding arbitration in Orange County, California, and administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules.

     (b) The Arbitrator will have the authority to award only those damages permitted in law or equity, subject to any disclaimers of damages and liability limits set forth in this Agreement, and will not have the authority to reform, modify or materially change this Agreement. Commercial Arbitration Rules of the AAA and the substantive laws of California will govern the arbitration and this Agreement.

     (c) The final decision of the Arbitrator shall be served on the Parties, in writing, within twenty (20) days after conclusion of the arbitration hearing. The Arbitrator's decision shall be binding and conclusive. Neither Party shall pursue, prosecute or otherwise file any legal action or proceeding except to confirm the award of the arbitrator. No appeal shall be taken from the Arbitrator's decision or from any subsequent court order confirming said decision.

     (d) The Parties shall equally advance the costs incurred by mediation and arbitration. The Arbitrator, however, shall have the discretion to award such costs as well as attorneys' fees to the Party prevailing in the arbitration proceedings.

     (e) This agreement will be governed by and construed in accordance with the laws of the State of California, the state in which this agreement is being executed.

     (f) Any arbitration or suit shall be commenced within 24 months following the occurrence or claim which gives rise to the initiation of such proceeding.

                                  ARTICLE VIII

                                  MISCELLANEOUS


     Section  8.01     Waiver.  Any  extension  or  waiver  with  respect to any
                       ------
agreement or condition contained herein or the breach thereof shall be valid only if set forth in a separate instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

     Section  8.02     Further  Assurances.  The  Company,  Clemente,  and  the
                       -------------------
Sellers jointly and severally agree, without further consideration, to execute and deliver following the Closing such other instruments of transfer and take such other action as the Purchaser may reasonably request in order to put the Purchaser in possession of, and to vest in the Purchaser, good and valid title to the Shares free and clear of any Encumbrances in accordance with this Agreement and to otherwise consummate the transactions contemplated by this Agreement.

     Section 8.03     Entire Agreement; Amendment.  This Agreement and the other
                      ---------------------------
documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties and supersede all prior and contemporaneous agreements and understandings, oral or written, among the parties hereto with respect to such subject matter. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the parties hereto.

Section 8.04     Severability.  If any term or other provision of this Agreement
                 ------------
is invalid, illegal or incapable of being enforced by any law, rule or regulation or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     Section  8.05     Notices,  etc.  All  notices  and  other  communications
                       -------------
required or permitted hereunder shall be in writing and shall be delivered personally, mailed by first-class mail, postage prepaid, or sent by reputable overnight courier service addressed (a) if to the Purchaser, at the Purchaser's address set forth on Section 1.02 hereto or at such other address as such Purchaser shall have furnished to the Sellers by 10 days' notice in writing, with a copy to (b) if to any Sellers, at the addresses set forth on Exhibit A hereto, or such other address as such Sellers shall have furnished to the Purchaser by 10 days' notice in writing.

     Section  8.06     Expenses.  All  costs  and  expenses,  including, without
                       --------
limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     Section  8.07     Benefit  of  Agreement;  Assignment.  This Agreement will
                       -----------------------------------
apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. This Agreement may not be assigned by operation of law or otherwise by the Purchaser without the express written consent of the Company and the Sellers (which consent may be granted or withheld in the sole discretion of the Company or the Sellers). Notwithstanding the foregoing, this Agreement and the rights hereunder may be (i) assigned as collateral security to any lender of funds to the Company, and (ii) assigned by the Purchaser after the Closing to the beneficial owners of the Purchaser or to any subsequent purchaser or other holder of all or a portion of the Shares, provided that in no event shall the Purchaser be relieved from its obligations hereunder in connection with any such assignment.

     Section  8.08     Titles and Subtitles.  The titles of the Sections of this
                       --------------------
Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     Section  8.09     Counterparts.  This  Agreement  may  be  executed  in any
                       ------------
number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Section  8.10     Representation  Disclaimer.  The  Company,  Clemente  and  the
                  --------------------------
Sellers shall not be deemed to have made to Purchaser any representation or warranty other than as expressly made by them in Article II. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the Company, Clemente and the Sellers in
Article II hereof, the Company, Clemente and the Sellers makes no representation or warranty to Purchaser with respect to:

     (a) any projections, estimates or budgets heretofore delivered to or made available to Purchaser of future revenues, expenses or expenditures or future results of operations; or

     (b) except as expressly covered by a representation and warranty contained in Article II, any other information or documents (financial or otherwise) made available to Purchaser or its counsel, accountants or advisers with respect to the Company.

     Section  8.11     Purchaser's  Due  Diligence Investigation.  Purchaser has
                       -----------------------------------------
had over 30 days (such period, "Purchaser's Due Diligence Period") in which to conduct its confirmatory due diligence. During such Purchaser's Due Diligence Period, Purchaser and its accountants, consultants, and advisers have been permitted to review the premises, facilities, books and records and contracts of the Company, and to conduct interviews with the Company's senior management regarding the business, operations, financial condition and results of operations of the Company, for the purpose of confirming the accuracy of the representations and warranties contained herein. Purchaser had the right, at any time during the Purchaser's Due Diligence Period, at Purchaser's sole discretion and without any liability or obligation, to terminate all negotiations with the Company, Clemente and the Sellers.

     Section  8.12     Sellers'  Due  Diligence  Investigation.  The  Company,
                       ---------------------------------------
Clemente as an individual and as a representative of the remaining Sellers have had over 30 days (such period, "the Company's' Due Diligence Period") in which to conduct its confirmatory due diligence. During the Company's due diligence period, the Company and their accountants, consultants, and advisers were permitted to review the premises, facilities, books and records and contracts of the Purchaser, and to conduct interviews with the Purchaser's senior management regarding the business, operations, financial condition and results of operations of Purchaser, for the purpose of confirming the accuracy of the representations and warranties of Purchaser contained herein. The Company had the right, at any time during the Company's Due Diligence Period, at the Company's sole discretion and without any liability or obligation, to terminate all negotiations with the Purchaser.

     Section  8.13     Press  Releases and Public Announcements.  No party shall
                       ----------------------------------------
issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Purchaser and the Company; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its efforts to advise the other parties prior to making the disclosure).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth in the heading hereof.


                         BLUETORCH  INC.  ("Purchaser")


                         By: /s/ Bruce MacGregor
                             ________________________________
                         Bruce  MacGregor,  President


                         ISLAND  TRIBE,  INC.


                         By: /s/ Domingo Clemente
                             ________________________________
                              Domingo  Clemente,  CEO




                         By:/s/ Domingo Clemente
                             ________________________________

                              Domingo  Clemente,  an  individual



                         By:  /s/ Domingo Clemente
                             ________________________________

                              Domingo  Clemente,  Attorney-In-Fact  for
                         Each  of  the  Sellers  ("Sellers")



                                   SCHEDULE A

                        List of Island Tribe Shareholders

                                  SCHEDULE A-2

        Licensing Agreement between Blue Torch Inc. and Domingo Clemente

                                  SCHEDULE B-1

                     Island Tribe Assets as of June 30, 2004







                                  SCHEDULE B-2

                  Island Tribe Liabilities as of June 30, 2004



                                   SCHEDULE C

             List of All Island Tribe, Inc. Contracts and Agreements




                                   SCHEDULE D

                        Litigation Pending or Threatened

                                      NONE



                                   SCHEDULE E

             Island Tribe Bank Accounts or other Financial Accounts
        (List name and address of the institution and the account number)


                                   SCHEDULE F

                               Insurance Policies

                                      NONE

                                   SCHEDULE G

              Island Tribe Accounts Receivable as of June 30, 2004



                                   SCHEDULE H

                         List of Island Tribe Employees

                                      NONE


                                   SCHEDULE I

          List of the Company's Officers and Directors on June 30, 2004


 Domingo Clemente, President, CEO, Secretary, Director and Chairman of the Board
                              Lee Boothby, Director